FOR IMMEDIATE RELEASE

KINGOLD JEWELRY REPORTS 2012 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Company to Hold Conference Call with Accompanying Slide Presentation on March 28, 2013, at 8:30 a.m. E T

WUHAN CITY, China, March 27, 2013 -- Kingold Jewelry, Inc. (“Kingold” or “the Company”) (NASDAQ: KGJI), one of China's leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today announced financial results for its fourth quarter and year ended December 31, 2012.

2012 Financial and Operating Highlights (comparisons are to 2011):

•	Net sales increase 16.1% to $915.7 million
•	Processed a total of 37.8 metric tons of 24-karat gold products, an increase of 26.0% compared to the 30.0 metric tons [one metric ton = 35,274 ounces]
•	Net income attributable to common shareholders increased 24.7% to $32.7 million, or $0.60 per diluted share
•	Book value per diluted share of $2.97 at December 31, 2012, compared to $2.51

Fourth Quarter 2012 Highlights (comparisons are to Fourth Quarter 2011):

•	Net sales increased 19.5% to $201.4 million
•	Processed a total of 7.6 metric tons of 24-karat gold products, an increase of 33.3% compared to 5.7 metric tons
•	Net income attributable to common shareholders increased 133.3% to $7.4 million, or $0.14 per diluted share

Subsequent Operating Highlights

•	Entered into Subscription Agreement for the sale of 7,000,000 shares of its common stock at a price of $1.80 per share, along with warrants to acquire up to an aggregate 2,800,000 additional shares of common stock at a price of $1.80 per share, for gross proceeds of $12.6 million
•	Gained access to new sources of gold under agreements with China Construction Bank and Shanghai Pudong Development Bank Ltd., which are expected to help accelerate growth and achieve a greater balance in free cash flow

Outlook for 2013

•	As a result of the recent increase in gold inventory and continued strong demand for the Company’s jewelry and investment gold products, Kingold expects to process between 50 - 60 metric tons of 24-karat gold products in 2013

Mr. Zhihong Jia, Chairman and CEO of Kingold, stated, “The last several months have been a strong period in our Company’s history, as we finished 2012 by reporting solid financial results and strengthened our financial position considerably through the closing of our recent financing and securing new sources of gold. Kingold beat its previously announced volume guidance by over 7% and achieved year-over-year growth in volume, net sales, gross profit margin, and net income. We believe that gold design and processing companies like Kingold, with our developed distribution network, attractive designs and reliable product quality, are well-positioned to expand our brand and capture an increasing share of China’s growing gold jewelry and investment market.”

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March 27, 2013

Operational Review

For 2012, Kingold processed a total of 37.8 metric tons of 24-karat gold products, a 26.0% increase over the 30 metric tons processed in 2011. In the fourth quarter of 2012, Kingold processed approximately 7.6 metric tons of 24-karat gold products, an increase of 33.3% over the 5.7 metric tons sold in the fourth quarter of 2011. During the quarter and year, the Company continued to see strong demand from major clients in jewelry products and increased sales of investment gold products from its partner commercial banks’ retail branches in provinces throughout China.

Jewelry Business

Kingold offers a wide range of in-house designed jewelry products (launches approximately 10,000 each year) including, but not limited to, gold necklaces, rings, earrings, bracelets, and pendants. Kingold sells its jewelry products directly to distributors, retailers and other wholesalers, who then sell these products to consumers through retail counters located in both department stores and other traditional stand-alone jewelry stores. In 2012, the Company secured and deepened its sales relationship with leading wholesalers and retailers in China, including Shenzhen Tongxing Jewelry as well as Shanghai Lao Feng Xiang.

In 2012, the Company also expanded its business into new geographic regions in China. The Company’s jewelry products are now being sold in 25 provinces and municipalities in China compared to 17 provinces at the end of 2011.

Investment Gold Business

Kingold’s investment gold products primarily include gold bars and coins and other customized products specifically designed for use by commercial banks. Kingold distributes its investment gold products in partnered commercial banks’ local retail branches across China. Pricing of products is made at the time of sale based upon the then-current price of gold, and Kingold then reports sales upon delivery.

By the end of 2012, Kingold signed agreements with four major Chinese banks: the Bank of Communications, China Merchant Bank, China CITIC Bank and Wuhan Rural Commercial Bank, and expects to seek additional partnerships throughout the coming year. In 2012, the Company worked diligently to widen the geographic reach of its investment gold business, and products produced by Kingold are now currently available in 366 retail bank branches across eight provinces in China.

Market Overview

The average international gold price per ounce remained relatively flat between 2011 and 2012. On an average basis, the price for gold was RMB338.5 per gram in 2012 and RMB 326.3 per gram in 2011, according to the World Gold Council. Kingold purchases gold directly from the Shanghai Gold Exchange, of which it has been a member since 2003. The membership grants the Company the privilege of purchasing gold directly from the Shanghai Gold Exchange.

Total consumer demand in China recently reached a record of 776.1 metric tons sold and processed in 2012, with jewelry accounting for 510.6 metric tons and investment gold 265.5 metric tons (World Gold Council). The Company is continuing to see consumers allocate greater sums of their available spendable income to gold investment and jewelry purchases. Kingold believes this is largely due to the continued urbanization of China’s population, the dominance of 24-karat gold and its role as a savings proxy, and increasing availability of gold investment products to a populace with a growing awareness of gold’s investment properties – particularly its role as an inflation hedge.

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March 27, 2013

2012 Fourth Quarter Financial Review

•	The Company reported net sales for the 2012 fourth quarter of $201.4 million, compared to $168.4 million in the fourth quarter of 2011.

•	Gross profit for the period was $11.7 million, compared to $6.8 million in the prior-year period. Gross margin increased to 5.8% for the three months ended December 31, 2012, up from 4.1% for the prior-year period. The Company’s gross margin is defined by the mark-up it charges reflecting design and processing fees, determined by the complexity of design.

•	The Company reported net income attributable to Kingold shareholders for the fourth quarter of 2012 of $7.4 million, or $0.14 per diluted share based on 54.7 million weighted average diluted shares outstanding, compared to net income of $3.2 million, or $0.06 per diluted share based on 51.3 million diluted shares outstanding, in the prior-year period.

Full-year 2012 Financial Review

•	Net sales for the year ended December 31, 2012, increased to $915.7 million, an increase of 16.1% from net sales of $789.0 million for the year ended December 31, 2011. Of the $126.7 million increase, approximately $66.5 million was attributable to increases in production, approximately $42.8 million was attributable to the increase in the price of gold, and the remainder was due to a foreign currency translation gain. The increase in net sales was primarily driven by the increased amount of products sold as well as growth in the Company’s investment gold business. The Company’s investment gold business accounted for approximately 5% of total revenue in 2012.

•	Gross profit for the year ended December 31, 2012, increased to $50.9 million, an increase of $8.7 million, or 21%, from $42.2 million for the same period in 2011. Gross margin for the year ended December 31, 2012, was 5.6%, compared to 5.4% for the same period in 2011. The increase in gross margin was primarily due to an increase in higher margin customized production and a slight increase in processing fees.

•	The Company reported net income attributable to Kingold common shareholders for the year ended December 31, 2012, of $32.7 million, or $0.60 per diluted share based on 54.4 million weighted average diluted shares outstanding, compared to net income of $26.2 million, or $0.52 per diluted share based on 50.6 million diluted shares outstanding, in the prior year.

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March 27, 2013

Balance Sheet and Cash Flow

(in millions except for percentages)	12/31/2012	12/31/2011	% Change
Cash	$2.5	8.8	(71.6%)
Inventories (gold)	150.0	108.1	38.8%
Working Capital	149.2	113.4	31.6%
Stockholders’ Equity	161.5	127.0	27.2%

Kingold’s net cash from operating activities can fluctuate significantly due to changes in inventories (principally gold). Other factors that may vary significantly include our accounts payable, purchases of gold and income taxes. The Company expects the net cash that it generates from operating activities to continue to fluctuate as its inventories, receivables, accounts payables and the other factors described above change with increased production and the purchase of larger quantities of raw materials (gold).

Outlook for 2013

Based on the Company’s existing resources and capacity (which includes the Company’s recent proceeds from its previously announced financing and gold lease agreements), Kingold believes gold processed will be between 50 metric tons and 60 metric tons during 2013. This guidance is based solely on current projected, organic growth, and would represent a 32.3% to 58.7% increase from the 37.8 metric tons processed in 2012.

Mr. Jia concluded, “We believe that Kingold is well-positioned and capitalized to safely expand on our strong market position in China’s gold market. Our recent financing activities have provided Kingold with a strong capital base from which to rapidly expand production. With 100% percent of our resources focused on organic growth in our core jewelry and investment gold segments, we are focused on returning shareholder value by re-investing in our business and taking advantage of continued strong demand for gold products in China.”

Conference Call

Kingold also announced that it will also discuss these results in a conference call tomorrow morning (March 28, 2013) at 8:30 a.m. ET. The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-9038
Live Participant Dial In (International):	201-493-6742

The conference call will also be webcast live. To listen to the call, please go to the Investor Relations section of Kingold’s website at www.kingoldjewelry.com, or click on the following link: http://kingoldjewelry.equisolvewebcast.com. The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

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March 27, 2013

About Kingold Jewelry, Inc.:

Kingold Jewelry, Inc. (NASDAQ: KGJI - News), centrally located in Wuhan City, China's fourth largest city, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry, ornaments and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These include statements regarding Kingold’s ability to accelerate growth and achieve greater balance in its free cash flow, the amount of gold to be processed in 2013, [Kingold’s gross margins for 2013,] Kingold’s ability to expand its brand and capture market share, the entry into additional partnerships for the investment gold business, consumer demand in China for gold, and fluctuations in net cash from operating activities. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

Company Contact:

Kingold Jewelry, Inc.

Bin Liu, CFO

Phone: +1-847-660-3498 (US) / +86-27-6569-4977 (China)

Email: bl@kingoldjewelry.com

INVESTOR RELATIONS
The Equity Group Inc.	Katherine Yao, Associate
Adam Prior, Senior Vice President	+86 10-6587-6435
(212) 836-9606	kyao@equityny.com
aprior@equityny.com

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March 27, 2013

KINGOLD JEWELRY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN US DOLLARS)

	For the three months ended December 31,		For the years ended December 31,
	2012	2011	2012	2011

NET SALES	$201,442,617	$168,435,388	$915,732,800	$788,968,746

COST OF SALES
Cost of sales	(189,370,237)	(161,251,439))	(863,563,502)	(745,497,529)
Depreciation	(362,837)	(351,293)	(1,253,256)	(1,223,418)
Total cost of sales	(189,733,074)	(161,602,732)	(864,816,758)	(746,720,947)

GROSS PROFIT	11,709,543	6,832,656	50,916,042	42,247,799

OPERATING EXPENSES
Selling, general and administrative	1,385,011	1,381,298	4,550,669	3,931,824
Stock compensation	130,958	547,296	1,178,313	804,796
Depreciation	44,395	39,299	148,979	137,724
Amortization	3,020	2,919	11,978	11,700
Total Operating Expenses	1,563,384	1,970,912	5,889,939	4,886,044

INCOME FROM OPERATIONS	10,146,159	4,861,744	45,026,103	37,361,755

OTHER INCOME (EXPENSES)
Other income	-	29,415	-	47,649
Interest income	-	22,846	-	22,846
Other expenses	(15,848)	(5,758)	(17,407)	-
Interest expense	(108,785)	(321,027)	(444,997)	(441,838)
Total Other Expenses, net	(124,633)	(274,524)	(462,404)	(371,343)

INCOME FROM OPERATIONS BEFORE TAXES	10,021,526	4,587,220	44,563,699	36,990,412

PROVISION FOR INCOME TAXES	(2,612,737)	(1,411,009)	(11,893,370)	(9,758,782)

NET INCOME	$7,408,789	$3,176,211	32,670,329	$27,231,630
Less: net income attribute to the noncontrolling interest		-	-	(1,039,754)

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,408,789	$3,176,211	32,670,329	$26,191,876

OTHER COMPREHENSIVE INCOME (LOSS)
Total foreign currency translation gains (loss)	(815,549)	1,623,658	(62,772)	4,957,237
Less: foreign currency translation gains attributable to noncontrolling interest	-	-	-	(49,612)
Foreign currency translation gains (loss) attributable to common stockholders	(815,549)	1,623,658	(62,772)	4,907,625

COMPREHENSIVE INCOME	$6,593,240	$4,799,869	32,607,557	$31,099,501

Earnings per share
Basic	$0.14	$0.06	0.61	$0.53
Diluted	$0.14	$0.06	0.60	$0.52

Weighted average number of shares
Basic	54,493,965	50,279,886	53,590,528	49,616,147
Diluted	54,669,131	51,264,247	54,359,564	50,600,508

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March 27, 2013

KINGOLD JEWELRY, INC.

CONSOLIDATED BALANCE SHEETS

(IN US DOLLARS)

	December 31,	December 31,
	2012	2011

ASSETS

CURRENT ASSETS
Cash	$2,544,114	$8,810,173
Accounts receivable	692,762	896,949
Inventories	150,041,421	108,088,420
Other current assets and prepaid expenses	133,539	72,333
Value added tax recoverable	7,031,374	4,750,847
Total Current Assets	160,443,210	122,618,722

PROPERTY AND EQUIPMENT, NET	11,683,987	12,942,902

OTHER ASSETS
Other assets	153,029	153,102
Intangible assets, net	503,313	515,543
Total other assets	656,342	668,645
TOTAL ASSETS	$172,783,539	$136,230,269

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term loans	$6,340,551	$6,343,578
Other payables and accrued expenses	1,445,513	870,454
Related party loan	209,890	-
Income tax payable	2,587,680	1,451,929
Other taxes payable	659,989	562,027
Total Current Liabilities	11,243,624	9,227,988

COMMITMENTS AND CONTINGENCIES	-	-

EQUITY
Preferred stock, $0.001 par value, 500,000 shares authorized, none issued or outstanding as of December 31, 2012 and December 31, 2011	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 54,521,140 and 53,107,343 shares issued and outstanding as of December 31, 2012 and December 31, 2011	54,521	53,108
Additional paid-in capital	57,656,674	55,728,009
Retained earnings
Unappropriated	92,606,479	59,936,120
Appropriated	967,543	967,543
Accumulated other comprehensive income	10,254,729	10,317,501
Total Equity	161,539,916	127,002,281

TOTAL LIABILITIES AND EQUITY	$172,783,539	$136,230,269

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March 27, 2013

KINGOLD JEWELRY, INC.

 CONSOLIDATED STATEMENT OF CASH FLOWS

(IN US DOLLARS)

	For the years ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$32,670,329	$27,231,630
Adjusted to reconcile net income to cash used in operating activities:
Depreciation	1,402,235	1,361,142
Amortization of intangible assets	11,978	11,700
Share based compensation	1,178,313	804,796
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	203,662	315,857
Inventories	(41,984,607)	(48,845,404)
Other current assets and prepaid expenses	(48,588)	(10,731)
Value added tax recoverable	(2,281,708)	(698,584)
Increase (decrease) in:
Other payables and accrued expenses	562,823	(852,514)
Income tax payable	1,135,904	(815,831)
Other taxes payable	98,184	(8,636)
Net cash used in operating activities	(7,051,475)	(21,506,575)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(150,091)	(368,791)
Net cash used in investing activities	(150,091)	(368,791)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Proceeds from Stock repurchase agreement	751,765	-
Deferred offering costs	-	666,364
Proceeds from bank loans	6,337,537	21,557,736
Repayments of bank loans	(6,337,537)	(21,557,736)
Proceeds from related party loan	209,510	3,655,604
Repayments of related party loan	-	(3,655,604)
Net proceeds from stock issuance in public offering	-	20,144,255
Net proceeds from exercise of warrants	-	49,800
Net cash provided by financing activities	961,275	20,860,419

EFFECT OF EXCHANGE RATES ON CASH & CASH EQUIVALENTS	(25,768)	673,584

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,266,059)	(341,363)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,810,173	9,151,536

CASH AND CASH EQUIVALENTS, END OF YEAR	$2,544,114	$8,810,173

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$470,455	$441,838
Cash paid for income tax	$10,757,465	$10,574,613